Execution Version 4868-6487-8489 v3 ACTIVE 691960632v4 WAIVER AGREEMENT THIS WAIVER AGREEMENT (this “Agreement”), dated as of December 29, 2023, is entered into by and among Procaps S.A., a sociedad anónima organized under the laws of Colombia (the “Company”), Procaps Group, S.A., a société anonyme incorporated under the laws of the Grand Duchy of Luxembourg and having its registered office at 9 rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Companies Register under number B253360 (the “Parent Guarantor”), the Subsidiary Guarantors listed on Annex A attached hereto (the “Existing Subsidiary Guarantors” and, together with the Company and the Parent Guarantor, collectively, the “Obligors”), and each of the holders of the Notes (as defined below) (collectively, the “Noteholders”). RECITALS: WHEREAS, the Obligors and the Noteholders are parties to that certain Note Purchase and Guarantee Agreement dated November 5, 2021, as amended by that certain First Amendment to Note Purchase and Guarantee Agreement dated as of January 12, 2022, that certain Second Amendment to Note Purchase and Guarantee Agreement dated as of February 28, 2022 and that certain Waiver and Third Amendment to Note Purchase and Guarantee Agreement dated as of November 1, 2022 (the “Note Purchase Agreement”); WHEREAS, pursuant to the Note Purchase Agreement, the Company issued, and the Noteholders purchased, the Company’s Guaranteed Senior Notes due November 12, 2031 in the aggregate principal amount of US$115,000,000 (the “Notes”); WHEREAS, the Obligors have informed the Noteholders that the Obligors expect to be in default of the covenant set forth in Section 10.8(b) of the Note Purchase Agreement (the “Interest Coverage Ratio Covenant”) as at December 31, 2023; and WHEREAS, the Obligors have requested that the Noteholders provide a prospective waiver of non-compliance with the Interest Coverage Ratio Covenant as at December 31, 2023, and the undersigned Noteholders have agreed to such waiver on the terms and subject to the conditions set forth herein. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: AGREEMENT: Section 1. Definitions. Capitalized terms used in this Agreement and not defined herein have the respective meanings set forth in the Note Purchase Agreement. Section 2. Waiver. 2.1 Subject to the satisfaction or waiver of each of the conditions set forth in Section 4 hereof as provided therein, effective as of the Effective Date (as defined below), the undersigned Noteholders hereby prospectively waive non-compliance by the Obligors with the Interest Coverage Ratio Covenant as at December 31, 2023, so long as the ratio

2 ACTIVE 691960632v4 calculated pursuant to the Interest Coverage Ratio Covenant as at such date is not less than 1.90:1.00; provided that the foregoing waiver is conditioned on the aggregate amount of repurchases of Equity Interests in the Obligors and the Subsidiaries not exceeding US$5,000,000 (or its equivalent in any other currency) during the period from December 31, 2022 to (and including) December 31, 2023 (such waiver being referred to herein as the “Waiver”). 2.2 The Waiver is limited to the express terms hereof, and nothing in this Agreement shall be deemed a waiver by any Noteholder with respect to any other term, condition, representation, covenant, undertaking or other provision of the Note Purchase Agreement, any other Finance Document or any of the other agreements, documents or instruments executed and delivered in connection therewith. The Waiver shall not be deemed to be a course of action upon which any Obligor or any other Person may rely in the future, and each Obligor hereby expressly waives any claim to such effect. The Noteholders reserve the right to exercise any rights and remedies available to them in connection with any present or future Defaults or Events of Default. Section 3. Representations and Warranties. To induce the Noteholders to execute this Agreement, each Obligor hereby represents and warrants to the Noteholders, as of the date hereof and as of the Effective Date, as follows (and each Obligor acknowledges that the Noteholders are relying on the following representations and warranties in agreeing to enter into this Agreement and provide the Waiver): 3.1 Organization; Power and Authority. Each Obligor is a sociedad anónima, société anonyme, sociedad limitada, private limited liability company, public limited liability company, corporation or other limited liability entity (as applicable) duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor has the corporate or other entity power and authority to execute and deliver this Agreement, and to perform the provisions hereof and of the other Finance Documents to which it is a party. 3.2 Authorization, etc. This Agreement has been duly authorized by all necessary corporate, private limited liability company or other entity action on the part of each Obligor, and this Agreement and each other Finance Document to which it is a party constitutes a legal, valid and binding obligation of each Obligor, enforceable against it in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, judicial or extrajudicial recovery, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). 3.3 Compliance with Laws, Other Instruments, etc. The execution, delivery and performance by the Obligors of this Agreement, and the performance by each Obligor of

3 ACTIVE 691960632v4 the other Finance Documents to which it is a party, will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of any of the Obligors or any of their respective Subsidiaries under, (x) any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, (y) any corporate charter, memorandum of association, articles of association, regulations or by- laws, shareholders agreement or (z) any other agreement or instrument to which any of the Obligors or any of their respective Subsidiaries is bound or by which any of the Obligors or any of their respective Subsidiaries or any of their respective properties may be bound or affected (other than any constitutional document), (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to any of the Obligors or any of their respective Subsidiaries or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any of the Obligors or any of their respective Subsidiaries, in the case of clauses (a)(x) and (a)(z), except for any conflict, breach or violation that could not reasonably be expected individually or in the aggregate to have a Material Adverse Effect. 3.4 Governmental Authorizations, etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any Obligor of this Agreement or the performance by any Obligor of any other Finance Document to which it is a party. It is not necessary to ensure the legality, validity, enforceability or admissibility into evidence of this Agreement or any other Finance Document in the jurisdiction of organization of any Obligor that this Agreement or any other document be filed, recorded or enrolled with any Governmental Authority, or that any such agreement or document be stamped with any stamp, registration or similar transaction tax other than any applicable de minimis Court Filing Duty that may be required in connection with admissibility into evidence; provided that (i) in order for any document written in a language other than Spanish to be admissible into evidence before a Colombian court, such document must be translated into Spanish by an official translator, (ii) in order for any Finance Document executed outside Brazil to be admissible into evidence before a Brazilian Governmental Authority and a Brazilian court, it must (A) have the notarization of the signatures of the parties signing outside Brazil by an official public notary, (B) be apostilled by the competent authority of the respective country of origin of the document or, in case such country of origin is not a signatory of the Hague Convention Abolishing the Requirement of Legalisation for Foreign Public Documents, the signatures of the parties must be certified by the competent Brazilian consulate located in the country of origin, (C) be translated into Portuguese by an official translator (tradutor público juramentado) and (D) be registered together with its respective official translation into the Portuguese language with the appropriate Registry of Deeds and Documents (Registro de Títulos e Documentos), (iii) in order for any document written in a language other than Spanish to be admissible into evidence before a Salvadoran court, such document must be translated into Spanish, notarized by a Salvadoran notary public and apostilled by the competent Governmental Authority of the respective country of origin of such document or, in case such country of origin is not a signatory of the Hague Convention Abolishing the Requirement of Legalization for Foreign Public Documents, the signatures of the parties must be certified by the competent Salvadoran consulate located in the country of origin, and (iv) in order

4 ACTIVE 691960632v4 for any Finance Document to be admissible into evidence before a Luxembourg court or public authority, such Finance Document must be accompanied by a complete or partial translation into French or German by an official translator and a Luxembourg court may always require that the parties produce the original of the Finance Document on the basis of which a claim is made. 3.5 Disclosure. The documents, certificates and other writings delivered to the Noteholders by or on behalf of the Obligors in connection with this Agreement, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. 3.6 No Defaults or Events of Default. Immediately before and immediately after giving effect to this Agreement, no Default or Event of Default exists and is continuing. 3.7 No Waiver or Amendment Fees to Other Creditors. Other than the waiver fee of COP$1,474,515,622.97 (plus VAT) payable to the lenders under the Loan Agreement, dated as of August 16, 2023 (the “Term Loan Facility”), by and among, the Company, as borrower, each of the Parent Guarantor, C.I. Procaps S.A., Diabetrics Healthcare S.A.S., Procaps, S.A. de C.V. and Funtrition S.A.S., as guarantors, and each of Bancolombia S.A. and Banco Davivienda S.A., as lenders, pursuant to the terms of the Term Loan Facility in connection with the execution of the Term Loan Facility Waiver (as defined below), representing 0.5% of the principal amount of the loan outstanding under the Term Loan Facility (the “Term Loan Facility Waiver Fee”), none of the Obligors nor any of their Affiliates has, directly or indirectly, paid or has agreed to pay any fee or other consideration to, or for the benefit of, any lender or agent or other institution party to any agreement creating or evidencing indebtedness for borrowed money of any Obligor or any Subsidiary (including, without limitation, the Term Loan Facility) in connection with any waiver, consent, amendment or other modification that is similar to this Agreement or addresses any similar matters (including, without limitation, the Term Loan Facility Waiver). The Term Loan Facility Waiver Fee shall not be paid (in full or in part) prior to the date of payment in full of the Note Purchase Agreement Waiver Fee (as defined below) pursuant to and in accordance with Section 5 hereof. Section 4. Effectiveness. The Waiver shall become effective as of the first date on which each of the following conditions has been satisfied or waived, as determined by the Noteholders in their sole discretion (the “Effective Date”): 4.1 Execution and Delivery. Each Obligor and the Required Holders shall have executed and delivered a counterpart of this Agreement. 4.2 Representations and Warranties. The representations and warranties of the Obligors in this Agreement shall be true and correct as of the date hereof and as of the Effective Date. 4.3 Term Loan Facility Waiver. The Noteholders shall have received a true,

5 ACTIVE 691960632v4 correct and complete copy of a waiver under the Term Loan Facility, which shall have been entered into on or prior to the date hereof by each of the parties required to effect such waiver, shall be in form and substance satisfactory to the Noteholders and shall be in full force and effect (the “Term Loan Facility Waiver”). 4.4 Payment of Fees. The Parent Guarantor or the Company shall have paid the reasonable fees, charges and disbursements of the Noteholders incurred in connection with this Agreement and the other Finance Documents to the extent invoiced at least one Business Day prior to the date of this Agreement (including, without limitation, the reasonable fees of the Noteholders’ U.S. special counsel, Akin Gump Strauss Hauer & Feld LLP). Section 5. Condition Subsequent. Within 10 Business Days of the Effective Date and no later than the date on which the Term Loan Facility Waiver Fee (or any portion thereof) is paid, the Company shall pay to each Noteholder a waiver fee in an amount equal to 0.5% of the aggregate outstanding principal amount of the Notes held by such Noteholder, which fee shall be paid by wire transfer of immediately available funds in Dollars to such Noteholder in accordance with the payment instructions for interest payments on such Note set forth in the Purchaser Schedule to the Note Purchase Agreement (or such other instructions as such holder shall have specified to the Company in writing for such purpose) (the “Note Purchase Agreement Waiver Fee”). The failure of the Company to comply with the terms of this Section 5 shall constitute an immediate Event of Default under the Note Purchase Agreement. Section 6. Miscellaneous. 6.1 Part of Note Purchase Agreement; Future References, etc. This Agreement shall be construed in connection with and as a part of the Note Purchase Agreement and, except as expressly modified by this Agreement, all terms, conditions and covenants contained in the Note Purchase Agreement are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Agreement may refer to the Note Purchase Agreement without making specific reference to this Agreement, but nevertheless all such references shall include this Agreement unless the context otherwise requires. 6.2 Effect of Agreement. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of any Noteholder under the Note Purchase Agreement or any other Finance Document, or constitute a waiver of any provision of the Note Purchase Agreement or any other Finance Document, except as specifically set forth herein. 6.3 Reaffirmation of Obligations. Each Obligor hereby (a) in the case of the Parent Guarantor and the Existing Subsidiary Guarantors, acknowledges and confirms the continuing existence, validity and effectiveness of its Guaranty of the Guaranteed Obligations pursuant to Section 15 of the Note Purchase Agreement before and after giving effect to this Agreement, (b) acknowledges, ratifies and reaffirms, and agrees that this Agreement shall not in any way release, diminish, impair or reduce its payment and

6 ACTIVE 691960632v4 performance obligations, contingent or otherwise, under the Finance Documents to which it is a party (in the case of the Parent Guarantor and the Existing Subsidiary Guarantors, including without limitation its obligations under its Guaranty of the Guaranteed Obligations pursuant to Section 15 of the Note Purchase Agreement), and (c) reaffirms each of its waivers set forth in Section 15.3 of the Note Purchase Agreement. 6.4 Counterparts, Facsimiles. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed signature page by facsimile, e-mail or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement. 6.5 Payment of Fees, Costs and Expenses. The Company agrees to pay, within five Business Days after the receipt by any Obligor of an invoice therefor, the reasonable fees, charges and disbursements of the Noteholders incurred in connection with this Agreement and the other Finance Documents (including, without limitation, the reasonable fees of the Noteholders’ U.S. special counsel, Akin Gump Strauss Hauer & Feld LLP). 6.6 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns. 6.7 Amendment and Waiver. This Agreement may be amended, and the observance of any term hereof may be waived, only with the written consent of each of the parties hereto. 6.8 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder. 6.9 Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof. 6.10 Designation as Finance Document. The parties hereto agree that this Agreement constitutes a Finance Document. 6.11 Governing Law; Jurisdiction and Process; Waiver of Jury Trial. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE. THE TERMS OF SECTION 24.7 OF THE NOTE PURCHASE AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS, AND THE PARTIES HERETO EXPRESSLY AND IRREVOCABLY AGREE TO SUCH TERMS.

7 ACTIVE 691960632v4 (Remainder of Page Intentionally Left Blank - Signature Page Follows)

(Signature Page to Waiver Agreement – Procaps S.A.) ACTIVE 691960632v4 NOTEHOLDERS: THE PRUDENTIAL INSURANCE COMPANY OF AMERICA By: PGIM, Inc. (as Investment Manager) By: Name: Joshua Shipley Title: Vice President PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION By: Pruco Life Insurance Company (as Grantor) By: PGIM, Inc. (as Investment Manager) By: Name: Joshua Shipley Title: Vice President

(Signature Page to Waiver Agreement – Procaps S.A.) ACTIVE 691960632v4 HEALTHSPRING LIFE & HEALTH INSURANCE COMPANY, INC. By: Cigna Investments, Inc. (authorized agent) CIGNA HEALTH AND LIFE INSURANCE COMPANY By: Cigna Investments, Inc. (authorized agent)

Annex A - 1 ACTIVE 691960632v4 Annex A Existing Subsidiary Guarantors C.I. Procaps S.A., a sociedad anónima organized under the laws of Colombia Diabetrics Healthcare S.A.S., a sociedad por acciones simplificada organized under the laws of Colombia Pharmayect S.A., a sociedad por acciones simplificada organized under the laws of Colombia Procaps, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of El Salvador Biokemical, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of El Salvador Colbras Indústria e Comércio Ltda., a sociedade limitada organized under the laws of Brazil, enrolled with the Brazilian Taxpayer’s Registry (CNPJ) under nº 00.413.925/0001-64 Sofgen Pharmaceuticals LLC, a limited liability company organized under the laws of the State of Florida Crynssen Pharma Group Ltd, a private limited liability company registered and organized under the laws of Malta under company registration number C 59671 Funtrition S.A.S., a sociedad por acciones simplificada organized under the laws of Colombia